                                   EXHIBIT 23.5

        CONSENT OF ERNST & YOUNG LLP, PARTNERS, INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-________) and related Prospectus of Zitel Corporation for the registration of 3,061,401 shares of its common stock and to the incorporation by reference of our report dated February 21, 1997, with respect to the financial statements of Datametrics Systems Corporation, which is included in Zitel Corporation's Current Report on Form 8-K dated July 14, 1997, filed with the Securities and Exchange Commission.

                                         s/ Ernst & Young LLP


Vienna, Virginia
July 15, 1997